Exhibit 10.33

Confidential Materials Omitted and filed separately with the Securities and Exchange Commission. Double asterisks denote omissions.

PURCHASE AGREEMENT

PURCHASE AND SALE AGREEMENT

Dated as of December 11, 2012

between

CURIS, INC.,

as Seller,

and

CURIS ROYALTY LLC,

as Buyer

D-i

THIS PURCHASE AND SALE AGREEMENT dated as of December 11, 2012 (this “Agreement”) is by and between Curis, Inc. (the “Seller”) and Curis Royalty LLC, a Delaware limited liability company (the “Buyer”).

RECITALS

A. Seller is entitled to receive certain royalties and other payments from Genentech, Inc. (“Genentech”), a Delaware corporation, under the Collaborative Research, Development and License Agreement, dated as of June 11, 2003, by and between the Seller and Genentech, as amended from time to time (the “License Agreement”).

B. Buyer and Seller wish to enter into this Agreement to effect the sale and assignment by Seller to Buyer of a limited portion of payments to Seller under the License Agreement constituting the Post-Closing Royalty Amounts (as defined below) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties agree as follows:

SECTION 1. DEFINITIONS AND RELATED MATTERS.

Section 1.1. Defined Terms. In this Agreement, unless otherwise specified or defined herein: (a) capitalized terms are used as defined in the Credit Agreement dated as of November 27, 2012 (as amended or modified from time to time, the “Credit Agreement”) among Buyer, Seller and Biopharma Secured Debt Fun II Sub, S.à.r.l., a Luxembourg limited liability company, as such agreement may be amended or modified from time to time; and (b) terms defined in Article 9 of the UCC and not otherwise defined herein are used as defined in such Article 9.

In addition, the following term will have the meaning specified below:

“Closing Date” means the date on which this Agreement becomes effective in accordance with its terms, which is the date of this Agreement.

“Post-Closing Royalty Amounts” means: (a) any and all royalty payments specified in Section 8.5 of the License Agreement paid or payable pursuant thereto after the Closing Date (including late payments thereof, if any); (b) any and all amounts paid or payable pursuant to Section 9.4 of the License Agreement after the Closing Date with respect to the underpayment of any royalties payable under Section 8.5 of the License Agreement (excluding the out-of-pocket costs of the auditing party in connection with any such audit that are payable by Genentech, if any); (c) any and all indemnity payments paid or payable pursuant to Section 14.1(b) of the License Agreement with respect to Losses (as defined in the License Agreement) suffered by the Buyer after the Closing Date with respect to any amounts payable under Sections 8.5, 9.3 or 9.4 of the License Agreement; and (d) any interest paid or payable under Section 9.3 of the License Agreement after the Closing Date with respect to the late payment of any of the foregoing amounts or interest thereon.

Section 1.2. Other Interpretive Matters. In this Agreement, unless otherwise specified: (a) references to any Section or Annex refer to such Section of, or Annex to, this Agreement, and references in any Section or definition to any subsection or clause refer to such subsection or clause of such Section or definition; (b) “herein”, “hereof”, “hereto”, “hereunder” and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “including” means including without limitation, and other forms of the verb “to include” have correlative meanings; (d) the word “or” is not exclusive; and (e) captions are solely for convenience of reference and shall not affect the meaning of this Agreement.

SECTION 2. AGREEMENT TO PURCHASE AND SELL.

Section 2.1. Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, and in consideration of the payment by Buyer to Seller of the entire Purchase Price (as defined below), Seller hereby agrees to sell, convey, transfer and assign to Buyer, and Buyer hereby agrees to purchase and accept from Seller, on the Closing Date, all of Seller’s right, title and interest in and to the Post-Closing Royalty Amounts, free and clear of any and all Liens of any kind whatsoever. The sale, conveyance, transfer, assignment and deliver of the Post-Closing Royalty Amounts by Seller to Buyer will be effected by Buyer and Seller executing the Bill of Sale.

Section 2.2. Purchase Price; Closing. The aggregate purchase price for the Post-Closing Royalty Amounts sold on the Closing Date shall be equal to Thirty Million Dollars ($30,000,000), which amounts shall be payable by wire transfer of federal funds or other immediately available funds to Boston Private Bank & Trust, account number [**], routing number [**] (the “Purchase Price”). On the Closing Date, (a) Seller and Buyer will execute, and deliver to the other party, the Bill of Sale, and (b) following Seller’s receipt of the Purchase Price, Seller will acknowledge receipt of payment of the Purchase Price from the Buyer.

Section 2.3. True Sale; Precautionary Security Interest; No Assumption of Obligations; No Recourse. Seller and Buyer intend and agree that the sale, conveyance, assignment and transfer of the Post-Closing Royalty Amounts shall constitute a true sale by Seller to Buyer of the Post-Closing Royalty Amounts that is absolute and irrevocable and that provides Buyer with the full benefits and detriments of ownership of the Post-Closing Royalty Amounts (such that the Post-Closing Royalty Amounts would not be property of Seller’s estate in the event of Seller’s bankruptcy, insolvency or similar proceeding), and neither Buyer nor Seller intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, a financing transaction, borrowing or a loan from Buyer to Seller. Each of Seller and Buyer further agrees that it will treat the sale of the Post-Closing Royalty Amounts as a sale of an “account” in accordance with the UCC. Seller disclaims any ownership interest in the Post-Closing Royalty Amounts upon execution of this Agreement and each of Seller and Buyer waives any right to contest or otherwise assert that this Agreement is other than a true, absolute and irrevocable sale, conveyance, assignment and transfer by Seller to Buyer of the Post-Closing Royalty Amounts under applicable law, which waiver will be enforceable against the applicable party hereto in any bankruptcy, insolvency or similar proceeding relating to such party. In view of the intention of Buyer and Seller that the sale of the Post-Closing Royalty amounts will constitute a true sale thereof rather than a loan secured thereby or any other type of financial transaction, Seller hereby acknowledges and agrees that it will reflect in its books, records, Tax returns and financial statements, as applicable, that the Post-Closing Royalty Amounts have been sold by Seller to Buyer and Buyer acknowledges and agrees that it will reflect in its books, records, Tax returns and financial statements, as applicable, that the Post-Closing Royalty Amounts have been purchased by Buyer from Seller. Accordingly, the Seller hereby authorizes and consents to the Buyer filing one or more UCC financing statements (and continuation statements with respect to such financing statements when applicable) or other instruments and notices, in such manner and in such jurisdictions as in Buyer’s determination may be necessary or appropriate to evidence the purchase, acquisition and acceptance by Buyer of the Post-Closing Royalty Amounts hereunder and to perfect and maintain the perfection of Buyer’s ownership in the Post-Closing Royalty Amounts and the security interest in the Post-Closing Royalty Amounts granted by Seller to Buyer pursuant to this Section 2.3.

Without limiting the provisions of the foregoing paragraph of this Section 2.3, it is the intent and expectation of both Seller and Buyer that the sale, conveyance, assignment and transfer of the Post-Closing Royalty Amounts be a true, irrevocable and absolute sale by Seller to Buyer for all purposes. Notwithstanding the foregoing, in an abundance of caution to address the possibility that, notwithstanding that Seller and Buyer expressly intend and expect for the sale, conveyance, assignment and transfer of the Post-Closing Royalty Amounts hereunder to be a true and absolute sale and assignment for all purposes, in the event that such sale and assignment will be characterized as a loan or other financial accommodation and not a true sale or such sale will for any reason be ineffective or unenforceable as such, as determined in a judicial, administrative or other proceeding (any of the foregoing being a “Recharacterization”), then this Agreement will be deemed to constitute a “security agreement” under the UCC and other applicable law. For this purpose and without being in derogation of the intention of Seller and Buyer that the sale of the Post-Closing Royalty Amounts will constitute a true sale thereof, effective as of the Closing Date, Seller does hereby grant to Buyer a continuing “security interest” (as such term is defined in the UCC) of first priority in all of Seller’s right, title and interest in, to and under the Post-Closing Royalty Amounts, whether now or hereafter existing, and any and all “proceeds” thereof (as such term is defined in the UCC), in each case, for the benefit of Buyer as security for the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price together with the performance when due of all of Seller’s obligations now or hereafter existing under this Agreement, the Bill of Sale and any other document, certificate or other instrument delivered in connection therewith, which security interest will, upon the filing of a duly prepared financing statement in the appropriate filing office, be perfected and prior to all other Liens thereon. Buyer will have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies will be cumulative. Seller hereby authorizes Buyer, as secured party, to file the UCC financing statements contemplated hereby. In the case of any Recharacterization, each of Seller and Buyer represents and warrants as to itself that each remittance of Post-Closing Royalty Amounts (or any portion thereof) or any other payment owed by Seller to Buyer under this Agreement, will have been in payment of a debt incurred by Seller in the ordinary course of business or financial affairs of Seller and Buyer, and made in the ordinary course of business or financial affairs of Seller and Buyer.

Notwithstanding any provision in this Agreement or any other writing to the contrary, Buyer is acquiring only the Post-Closing Royalty Amounts and is not assuming any liability or obligation of the Seller of whatever nature, whether presently in existence or arising or asserted hereafter, whether under the License Agreement, any future licensing agreement or otherwise. All such liabilities and obligations shall be retained by and remain obligations of the Seller.

Except as specifically provided in this Agreement, the sale, conveyance, assignment and transfer of the Post-Closing Royalty Amounts to Buyer hereunder shall be without recourse to Seller.

SECTION 3. PAYMENT

Section 3.1. Payments; Reimbursements; Exclusions. On or prior to the Closing Date, Seller shall direct Genentech in the Consent and Direction to promptly remit to the Escrow Account, following the Closing Date, any and all Post-Closing Royalty Amounts directly to Boston Private Bank and Trust Company, as Escrow Agent, by deposit to the Escrow Account unless and until otherwise directed in writing by Escrow Agent or by a joint written instruction by the Buyer and Biopharma Secured Debt Fund II Sub, S.à.r.l, as Lender. Additionally, pursuant to the Credit Agreement, if and to the extent any Post-Closing Royalty Amounts are received by Seller or Buyer (despite and in contradiction to the Consent and Direction and the Commencement Notice), Seller or Buyer, as applicable, shall hold any and all such amounts in trust for the benefit of Biopharma Secured Debt Fund II Sub, S.à.r.l and shall promptly remit any and all such amounts to the Escrow Account.

Pursuant to and as further described in the Credit Agreement, Seller will be reimbursed out of Post-Closing Royalty Amounts received for any Escrow Agent Fees paid by Seller and any Indemnity Collection Costs actually incurred by Seller before any Adjusted Post-Closing Royalty Amounts are distributed by the Escrow Agent to the Residual Account. For the avoidance of doubt, the Post-Closing Royalty Amounts exclude any amounts payable to Seller (a) under Sections 8.4 and 8.7 of the License Agreement (including late payments thereof, if any), (b) under Section 9.4 of the License Agreement with respect to the underpayment of any amounts payable under Sections 8.4 or 8.7 of the License Agreement, (c) under Section 14.1(b) of the License Agreement with respect to Losses (as defined in the License Agreement) suffered by the Seller with respect to any amounts payable under Sections 8.4 or 8.7 of the License Agreement and (d) under Section 9.3 of the License Agreement with respect to the late payment of any of the foregoing amounts or interest thereon, which, in each case, shall continue to be paid by Genentech directly to the Seller pursuant to the License Agreement.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

Section 4.1. Seller’s Representations and Warranties. Except as qualified by the exceptions set out in Schedule 4, Seller represents and warrants to Buyer hereunder as follows, which representations and warranties shall be deemed to be made on the Closing Date:

(a) Corporate Existence and Power. Seller is a corporation, duly formed, validly existing and in good standing under the laws of the State of Delaware, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and in good standing, and is authorized to do business, in all jurisdictions in which the character of its properties or the nature of its business requires such qualification or authorization, except for qualifications and authorizations the lack of which, singly or in the aggregate, has not had or would not reasonably be expected to result in a Material Adverse Effect.

(b) Corporate Authorization, No Contravention and Binding Effect. Its execution, delivery and performance of each Transaction Document to which it is a party and the creation of all security interests provided for herein (i) are within its powers, (ii) have been duly authorized by all necessary corporate action, and (iii) do not contravene or constitute a default under: (A) any applicable law, rule or regulation, (B) its charter or by laws or (C) any material agreement, order or other instrument to which it is a party or its property is subject. This Agreement and each of the closing documents have been duly authorized, executed and delivered by Seller and constitute Seller’s valid and binding obligation, enforceable against Seller in accordance with their terms.

(c) No Consent Required. The execution, delivery and performance in accordance with its terms by the Seller of this Agreement does not and (absent any change in any Applicable Law or any applicable Contract) will not (a) require any Governmental Approval or any other consent or approval to have been obtained or any Governmental Registration to have been made, other than (i) Governmental Approvals and other consents and approvals and Governmental Registrations that have been obtained or made, as the case may be, are final and not subject to review on appeal or to collateral attack, are in full force and effect and copies of which have been delivered to the Buyer and (ii) the filing of financing statements under the Code necessary and sufficient to perfect the security interests created pursuant to this Agreement, or (b) violate, conflict with, result in a breach of, constitute a default under, require the consent or approval of any Person, or result in or require the creation of any Lien upon any assets of the Seller under, (i) any Contract to which the Seller is a party or by which the Seller or any of its properties may be bound or (ii) any Applicable Law.

(d) Ownership. Seller owns legal and equitable title to the Post-Closing Royalty Amounts, free and clear of any and all Liens of any kind whatsoever. Pursuant to Section 2.1, all of Seller’s right, title and interest in and to the Post-Closing Royalty Amounts shall be sold and transferred to Buyer, free and clear of any and all Liens of any kind whatsoever. Seller has not assigned and has not in any other way conveyed, transferred or encumbered all or any portion of its right, title and interest to the License Agreement as it relates to any Post-Closing Royalty Amounts. On the Closing Date, upon payment of the Purchase Price and filings of the applicable UCC financing statements to perfect the sale of the Post-Closing Royalty Amount as “accounts” under Section 9-102(a)(2) of the UCC, Buyer will acquire good and valid title in and to the Post-Closing Royalty Amounts, free and clear of any and all Liens of any kind whatsoever.

(e) License Agreement. A true and correct copy of the License Agreement, including all amendments, supplements or modifications thereto, is attached as Exhibit A. Seller represents that the License Agreement is in full force and effect, is a legal, valid and binding obligation of Seller and, to the knowledge of Seller, enforceable against Seller in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to equitable principles.

Section 4.2. Additional Representations by Seller. Seller further represents and warrants to Buyer as of the Closing Date as follows:

(a) Perfection of Ownership Interest. Immediately prior to the Closing Date, the Seller is the owner of all right, title and interest in and to the Post-Closing Royalty Amounts, free and clear of any and all Liens of any kind whatsoever. On the Closing Date, immediately following Seller’s sale to Buyer of all of its right, title and interest in and to the Post-Closing Royalty Amounts, Buyer will own all right, title and interest in and to the Post-Closing Royalty Amounts, free and clear of any and all Liens of any kind whatsoever. Other than the security interest or the ownership interest granted to Buyer pursuant to this Agreement, Seller has not pledged, assigned, sold or granted a security interest in, or otherwise conveyed, any Post-Closing Royalty Amounts.

(b) Accuracy of Information. The Information furnished to the Buyer by or on behalf of the Seller on or prior to the Closing Date did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made, provided, however, that in no event does the Seller make any representation as to the truth or accuracy of Information generated or disclosed by third parties, including Genentech.

(b) Residency. Seller is a corporation organized under the laws of the State of Delaware, in the United States.

(c) Not an Investment Company. Seller is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

Section 4.3. Buyer’s Representations and Warranties. Buyer represents and warrants to Seller as of the Closing Date as follows, and acknowledges that Seller is relying on such representations and warranties in entering into this Agreement:

(a) Corporate Existence and Power. Buyer is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware, has the power and authority to enter into, execute, deliver and perform this Agreement and to perform all the obligations to be performed by it hereunder.

(b) Corporate Authorization, Binding Effect and No Contravention. This Agreement has been duly authorized, executed and delivered by the Buyer and constitutes Buyer’s valid and binding obligation, enforceable against Buyer in accordance with its terms. Its execution, delivery and performance of this Agreement (i) is within its powers, (ii) has been duly authorized, executed and delivered by all necessary corporate action, (iii) does not contravene or constitute a default under: (A) any applicable law, rule or regulation, (B) its charter or by laws or limited liability company agreement or (C) any material agreement, order or other instrument to which it is a party or its property is subject.

(c) No Consent Required. No consent, approval, license, order or authorization, registration, declaration or filing with or of any person is required by Buyer in connection with the execution and delivery by Buyer of this Agreement and the Buyer’s closing documents, the performance by it of its obligations under this Agreement and the closing documents or the consummation of any of the transactions contemplated hereby or thereby.

SECTION 5. GENERAL COVENANTS.

Section 5.1. Covenants. Seller hereby covenants and agrees to comply with the following covenants and agreements, unless Buyer shall otherwise consent:

(a) Notices. Subject to and in accordance with the confidentiality obligations and disclosure provisions set forth in the License Agreement and the Consent and Direction, Seller will promptly notify Buyer and provide a description in writing of each of the following:

(i) Defaults. Any event which to Seller’s knowledge is a default by Genentech under the License Agreement or termination by Genentech under the License Agreement that relates to, affects or could reasonably be expected to materially adversely affect (x) any Post-Closing Royalty Amount (or portion thereof) or (y) any of Buyer’s rights or benefits under this Agreement;

(ii) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding in respect of, affecting, or that could reasonably be expected to affect (x) any Post-Closing Royalty Amounts (or portion thereof) or (y) any of Buyer’s rights or benefits under this Agreement, and any judgment or settlement with respect to any such litigation; and

(iii) Correspondence under the License Agreement. The receipt by Seller of any material written notice, report, or correspondence under the License Agreement with respect to any Post-Closing Royalty Amount (or portion thereof), and Seller shall inform Buyer of the receipt and the substance of such notice, report or correspondence, together with a copy of such notice, report or correspondence, which Buyer shall receive subject to the confidentiality obligations set forth in Section 5.1(c).

(b) Conduct of Business. Seller will perform all actions necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of incorporation and to maintain all requisite authority to conduct its business in each jurisdiction where such authority is necessary, except where the failure to obtain such authority could not reasonably be expected to have a Material Adverse Effect. Seller shall use commercially reasonable efforts to fully perform and fulfill each of its obligations under the License Agreement in accordance with the terms thereof and to maintain its rights under the License Agreement in full force and effect. Seller shall use commercially reasonable efforts: (i) to fully enforce its rights to receive all Post-Closing

Royalty Amounts from Genentech under the License Agreement; and (ii) to enforce all of its rights and remedies under the License Agreement upon the occurrence of a material breach of the License Agreement by Genentech with respect to any Post-Closing Royalty Amount (or portion thereof), which is not cured within the period provided therein, if any.

(c) Confidentiality.

(i) All information furnished by Buyer to Seller or by Seller to Buyer in connection with this Agreement and the transactions contemplated hereby, as well as the terms, conditions and provisions of this Agreement (collectively the “Confidential Information”), shall be kept confidential by the recipient thereof and shall be used by such recipient only in connection with this Agreement and the transactions contemplated hereby, except in connection with the enforcement of rights under this Agreement and except to the extent that such information (i) is already known by the party to whom the information is disclosed, (ii) is publicly known at the time the information is disclosed from a source other than the recipient hereunder and such source was under no confidentiality obligation with respect thereto, (iii) is or thereafter becomes lawfully obtainable from other sources who are not under a confidentiality obligation with respect thereto; or (iv) is required by law to be disclosed by recipient or has been requested by a governmental or regulatory authority having jurisdiction over recipient; provided, however, that each party hereto shall be permitted to use the Confidential Information in connection with the Credit Agreement, Escrow Agreement and the other Loan Documents and to disclose the Confidential Information to Biopharma Secured Debt Fund II Sub, S.à.r.l pursuant to and in accordance with the Credit Agreement (including Section 5.04 thereof) and to Biopharma Secured Debt Fund II Sub, S.à.r.l and the Escrow Agent pursuant to and in accordance with the Escrow Agreement.

(ii) The obligations of this Section 5.1(c) shall survive for [**] years after the termination or expiration of this Agreement.

(iii) Notwithstanding the foregoing, if any court or governmental agency or authority requests or requires a party (the “Recipient”) to disclose any of the other party’s Confidential Information, such party shall, to the extent permissible, provide the other party (the “Originator”) with prompt notice of such request or requirement. The Originator may, at the Originator’s expense, either seek appropriate protective relief from all or part of such request or requirement or waive the Recipient’s compliance with the provisions of this Agreement with respect to all or part of such request or requirement. At the Originator’s expense, the Recipient shall cooperate with the Originator on a commercially reasonable basis in attempting to obtain any such protective relief the Originator chooses to seek. Notwithstanding the foregoing, the Recipient may disclose that portion of the Originator’s Confidential Information which its legal counselor advises the Recipient that the Recipient is legally compelled to disclose to such court, agency, or authority at the same time providing, to the extent permissible by law, the

Originator with a copy of the Confidential Information so disclosed; provided, however, that the Recipient shall, at the Originator’s expense, use those commercially reasonable efforts requested of it by the Originator in attempting to obtain confidential treatment (such as a protective order or similar assurance) for such Confidential Information as so disclosed.

(d) Buyer’s Audit Right. To the extent that Buyer believes in good faith that Genentech has underpaid any Post-Closing Royalty Amounts, Buyer shall, in writing, notify Seller of such belief, including the calendar quarter in question, and shall request that Seller initiate an audit for the fiscal year that includes such calendar quarter pursuant to Section 9.4 of the License Agreement to confirm the accuracy of such Post-Closing Royalty Amounts, and Seller shall initiate such audit pursuant to Section 9.4 of the License Agreement; provided that, in such case, (a) the Lender shall reimburse Seller for all expenses of such audit actually incurred by Seller pursuant to Section 9.4 of the License Agreement (to the extent such expenses are not paid by Genentech) and (b) the Seller shall direct Genentech to, or to the extent such funds are received by the Seller, the Seller shall, promptly remit into the Company Account the amount of any underpayments revealed by such audit, plus interest, provided however, that any shortfall in Post-Closing Royalty Amounts discovered and recovered by Seller as a result of an audit shall, first be paid to Buyer or Seller (whichever incurred the expenses in connection with such audit) for the expenses incurred in connection with such audit and only the balance recovered shall be included in Post-Closing Royalty Amounts and paid to Buyer.

SECTION 6. TERM.

Section 6.1. Duration of Agreement. This Agreement shall commence as of the Closing Date and will continue in full force and effect until all of Buyer’s right to receive any payments on account of the Post-Closing Royalty Amounts set forth in this Agreement and all other amounts to which Buyer may be entitled to receive as payment hereunder have expired (the “Term”). Upon expiration of the Term, this Agreement will terminate, following which Buyer shall file UCC termination statements with respect to the interest granted by Seller pursuant to Section 2.3 of this Agreement.

SECTION 7. INDEMNIFICATION.

Section 7.1. Survival of Representations and Warranties. All representations and warranties of the parties to this Agreement shall survive the execution and delivery of this Agreement. Any investigation or other examination that may have been made or may be made at any time by or on behalf of the party to whom representations and warranties are made shall not limit, diminish or in any way affect the representations and warranties in this Agreement.

Section 7.2. Mutual Indemnification. Seller hereby indemnifies and holds Buyer and any director, employee, agent and affiliate thereof harmless from any damage, loss, cost, liability, action, cause of action, demand or expense including reasonable attorney’s fees (“Loss”) resulting from (i) any breach of a representation or warranty of Seller contained herein, or (ii) the breach by Seller of any covenant or obligation contained in this Agreement or any agreement entered into by Seller in connection herewith or pursuant hereto, or (iii) any Lien on the Post-Closing Royalty Amounts existing prior to the Closing Date and not disclosed in the Schedule of Exceptions, whether choate or inchoate. Buyer hereby indemnifies and holds Seller any trustee, director, employee, agent and affiliate thereof harmless from any Loss resulting from (i) any breach of a representation or warranty of Buyer contained herein, or (ii) the breach by Buyer of this Agreement or any agreement entered into by Buyer in connection herewith or pursuant hereto.

SECTION 8. MISCELLANEOUS.

Section 8.1. Amendments, Waivers, etc. This Agreement may be amended, modified or supplemented only by a written agreement signed by Buyer and Seller. Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

Section 8.2. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of Seller and Buyer. This Agreement may not be assigned in whole or in part by Seller or Buyer without the prior written consent of the other party. Any assignment not in accordance with the foregoing shall be void.

Section 8.3. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.4. Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be delivered in person, sent by overnight courier, facsimile transmission or posted by registered or certified mail, return receipt requested, with postage prepaid, addressed as follows, or to such other addresses as Buyer and Seller may from time to time designate by notice as provided herein:

(i) If to Buyer:

Curis Royalty LLC

4 Maguire Road

Lexington, MA 02412

Attn: Secretary

(ii) If to Seller:

Curis, Inc.

4 Maguire Road

Lexington, MA 02412

Attn: Chief Financial Officer

Any such notice shall be deemed given when actually received.

Section 8.5. Costs and Expenses. Seller and Buyer shall be responsible for and bear all of their own costs and expenses with regard to the consummation of the transaction contemplated hereby. Each party represents and warrants to the other that the other party will not be liable for any brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated hereby because of any action taken by, or agreement or understanding reached by, that party.

Section 8.6. Execution in Counterparts; Integration. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 8.7. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THE RIGHTS AND DUTIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. BUYER AND seller EACH AGREE THAT ANY JUDICIAL PROCEEDING BROUGHT AGAINST IT WITH RESPECT TO ANY CLAIM RELATED TO A TRANSACTION DOCUMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE CITY OF NEW YORK AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH A COURT IS AN INCONVENIENT FORUM. EACH PARTY HERETO WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8.4, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED ON THE THIRD BUSINESS DAY AFTER SUCH SERVICE IS DEPOSITED IN THE MAIL. ANY JUDICIAL PROCEEDING BY ANY PARTY TO THIS AGREEMENT INVOLVING ANY CLAIM RELATED TO A TRANSACTION DOCUMENT SHALL BE BROUGHT ONLY IN A COURT LOCATED IN THE CITY AND STATE OF NEW YORK. EACH PARTY HERETO HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING ANY CLAIM RELATED TO A TRANSACTION DOCUMENT.

Section 8.8. Entire Agreement. This Agreement, together with the Exhibits and Schedules to this Agreement (which are incorporated herein by reference), supersedes any other agreement, whether written or oral, that may have been made or entered into by the parties hereto relating to the matters contemplated hereby and constitutes the entire agreement of the parties hereto with respect to the subject matter hereof.

Section 8.9. Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect.

Section 8.10. Time. Time is of the essence of this Agreement and each of its provisions.

Section 8.11. Relationship of the Parties. This Agreement is not a partnership agreement and nothing in this Agreement shall be construed to establish a relationship of co-partners or joint venturers between Seller and Buyer.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

“SELLER”

CURIS, INC.

By
Name:	/s/ Daniel R. Passeri
Title:	President and Chief Executive Officer

“BUYER”

CURIS ROYALTY, LLC.

By
Name:	/s/ Daniel R. Passeri
Title:	President and Chief Executive Officer

D-S-1

EXHIBIT A

LICENSE AGREEMENT

Incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the fiscal period ended September 30, 2012 as filed with the Securities and Exchange Commission on November 6, 2012.

D-Exh. A-1

EXHIBIT B

BILL OF SALE

D-Exh. B-1

This Bill of Sale (“Bill of Sale”) dated December 11, 2012 is executed and delivered by Curis, Inc., a Delaware corporation (the “Seller”), to Curis Royalty LLC a Delaware limited liability company (the “Buyer”). All capitalized words and terms used in this Bill of Sale and not defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement of even date herewith between the Seller and the Buyer (the “Asset Purchase Agreement”).

WHEREAS, pursuant to the Asset Purchase Agreement, the Seller has agreed to sell, transfer, convey, assign and deliver to the Buyer the Post-Closing Royalty Amounts;

NOW, THEREFORE, in consideration of the mutual promises set forth in the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller hereby agrees as follows:

1.	The Seller hereby sells, transfers, conveys, assigns and delivers to the Buyer, and the Buyer hereby purchases and receives, to have and to hold in accordance with the Asset Purchase Agreement and this Bill of Sale, all of the Seller’s right, title and interest in, to and under all of the Post-Closing Royalty Amounts.

2.	The Buyer hereby acknowledges that the sale of the Post-Closing Royalty Amounts by the Seller to the Buyer under the Asset Purchase Agreement shall be without recourse to the Seller except as specifically provided therein. The Seller and the Buyer intend and agree that such sale, conveyance, assignment and transfer of the Post-Closing Royalty Amounts shall constitute a true sale by the Seller to the Buyer of the Post-Closing Royalty Amounts that is absolute and irrevocable and that provides the Buyer with the full benefits and detriments of ownership of the Post-Closing Royalty Amounts (such that the Post-Closing Royalty Amounts would not be property of the Seller’s estate in the event of the Seller’s bankruptcy, insolvency or similar proceeding), and neither the Buyer nor the Seller intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, a financing transaction, borrowing or a loan from the Buyer to the Seller.

3.	The Seller hereby covenants that, at any time or from time to time after the date hereof, at the Buyer’s reasonable request and without further consideration, the Seller will execute and deliver to the Buyer such other instruments of sale, transfer, conveyance and assignment as the Buyer may reasonably deem necessary to sell, transfer, convey, assign and deliver to the Buyer, and to confirm the Buyer’s title to, all of the Seller’s right, title and interest in, to and under the Post-Closing Royalty Amounts.

4.	The Seller does hereby irrevocably constitute and appoint the Buyer, its successors and assigns, its true and lawful attorney, with full power of substitution, in its name or otherwise, and on behalf of the Seller, or for its own use, to claim, demand, collect and receive in accordance with the Asset Purchase Agreement any and all of the Post-Closing Royalty Amounts. The Seller further authorizes the Buyer to file financing statements (and continuation statements with respect to such financing statements when applicable) naming the Seller as the seller and the Buyer as the buyer.

D-Exh. B-2

5.	The Seller, by its execution of this Bill of Sale, and the Buyer, by its acceptance of this Bill of Sale, each hereby acknowledges and agrees that neither the representations and warranties nor the rights, remedies or obligations of any party under the Asset Purchase Agreement shall be deemed to be enlarged, modified or altered in any way by this instrument except as specifically provided in Sections 3 and 4 hereof.

6.	This Bill of Sale will be binding upon and inure to the benefit of the Seller, the Buyer and their respective successors and assigns under the Asset Purchase Agreement, for the uses and purposes set forth and referred to above, effective immediately upon its delivery to the Buyer.

IN WITNESS WHEREOF, the Seller and the Buyer have caused this instrument to be duly executed under seal as of and on the date first above written.

Curis, Inc.

By:	/s/ Daniel R. Passeri

Title:	President and Chief Executive Officer

ACCEPTED:

Curis Royalty LLC

By:	/s/ Daniel R. Passeri

President and Chief Executive Officer

[Signature Page to Curis, Inc. Bill of Sale]

D-Exh. B-3